Exhibit 5.3

May 13, 2025

Par Pacific Holdings, Inc.

825 Town & Country Lane, Suite 1500

Houston, Texas 77024

Re: Wyoming Pipeline Company LLC

Ladies and Gentlemen:

We have acted as Wyoming (“State”) counsel to Wyoming Pipeline Company LLC, a Wyoming limited liability company (“Guarantor”), in connection with the Registration Statement on Form S-3 (“Registration Statement”) filed by Par Pacific Holdings, Inc., a Delaware corporation (“Company”), the Guarantor, and other subsidiary-guarantors named as co-registrants thereunder with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (“Act”), relating to the issuance by the Company from time to time of an indeterminate amount of debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants, subscription rights, purchase contracts, and units. The Registration Statement provides that the Company’s non-convertible debt securities will be guaranteed by the Guarantor or the other subsidiary-guarantors and provides the general terms of the guaranty (“Guarantee”) that the Guarantor will provide.

In issuing the opinions herein stated, we have examined copies of the following:

(a) Registration Statement.

(b) The Articles of Organization of Wyoming Pipeline Company, a Wyoming corporation, filed with the State Secretary of State on May 16, 1979, as amended by that certain Articles of Amendment to the Articles of Incorporation of Wyoming Pipeline Company, a Wyoming corporation, filed with the State Secretary of State on December 27, 1990, as further amended by that certain Certificate of Conversion of Wyoming Pipeline Company LLC filed with the State Secretary of State on November 28, 2011 (collectively, “Articles”), as certified in the Secretary’s Certificate (defined below) as being in full force and effect as of the date hereof.

(c) Limited Liability Company Agreement of Guarantor dated effective as of November 30, 2011, as certified in the Secretary’s Certificate (defined below) as being in full force and effect as of the date hereof.

(d) Unanimous Written Consent of the Requisite Representatives of the Applicable Subsidiaries, including of Guarantor, dated May 13, 2025.

(e) Secretary’s Certificate of Wyoming Guarantor, dated May 13, 2025 (the “Secretary’s Certificate”), by which the duly elected, qualified, and acting Secretary of Guarantor, certifies as to certain factual matters related hereto.

Par Pacific Holdings, Inc. May 13, 2025 Page 2

(f) The certificate of the State Secretary of State dated as of May 13, 2025 as to the existence and good standing of the Guarantor.

In establishing certain facts material to our opinions, we have relied, in each case without independent verification thereof, upon certificates and assurances of public officials, the assumptions set forth elsewhere herein and certificates of Guarantor reasonably believed by us to be appropriate sources of information, as to the accuracy of factual matters.

Based upon the foregoing and subject to the assumptions, exceptions, and qualifications stated herein, we are of the opinion that:

1. Guarantor has the limited liability company power to execute, deliver, and perform Guarantor’s obligations under the Guarantee.

2. All necessary limited liability company action has been taken by the Guarantor to authorize Guarantor’s execution, delivery, and performance of the Guarantee.

3. The Guarantee will be duly issued when issued by Guarantor.

The opinions expressed herein are subject to the following qualifications, assumptions, and limitations:

(A) In connection with rendering the opinions set forth herein, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies thereof, and the authenticity of the originals of such latter documents.

(B) The Guarantee will be issued as described in the Registration Statement or any amendment to the Registration Statement or prospectus related thereto.

(C) This opinion is limited to the laws of the State of Wyoming.

We consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act. We consent to the reliance on this opinion by Porter Hedges LLP for purposes of their opinion to you dated the date hereof and filed as Exhibit 5.3 to the Registration Statement.

Very truly yours,
/s/ Holland & Hart LLP

Holland & Hart LLP